Exhibit 10.5

Contract No.: ZCGL-2022027

Office Building Lease Contract

Project Name:	Tianjin Bibosch Intelligent Technology Co., Ltd.

Lessor:	Tianjin Youdatong Operation Management Co., Ltd.

Lessee:	Tianjin Bibosch Intelligent Technology Co., Ltd.

Time of Signing:	March 30, 2022

Place of Signing:	Tianjin Wuqing Development Zone

Period of validity of this Contract:	from April 1, 2022 to March 31, 2025

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Office Lease Contract

Lessor (Party A): Tianjin Youdatong Operation Management Co., Ltd.

Address: No. 8, Room 205, Building B3, Changyuandao International Enterprise Community, Wuqing Development Zone, Tianjin Municipality

Legal Representative: Feng Lijun

Tel: 022-82115688

Fax: 022-82115610

Lessee (Party B):	Tianjin Bibosch Intelligent Technology Co., Ltd.
Address:	Room 403, Building H2, Changyuandao International Enterprise Community, Wuqing Development Zone, Tianjin Municipality
Legal Representative:	Xie Huiyan
Tel:

According to Civil Code of the People’s Republic of China and the relevant laws and regulations, the Lessor agrees to lease the house that it enjoys lawful rental right (hereinafter referred to as Leased House) to the Lessee, and the Lessee agrees to rent the Leased House “as is”. In order to specify the rights and obligations of the Lessor and the Lessee, the Parties have entered into this Contract through negotiation.

I. Leased House and Purpose

1. According to the terms and conditions of this Contract, the Lessor agrees to lease and the Lessee agrees to rent the house located at Room 402, 403, 404, Building H2, International Enterprise Community, Wuqing Development Zone.

2. The building area of the leased house is 196 m2. The parties agree that the rental of the Leased House, property management fee or other amount calculated according to the area of the Leased House should be based on the building area as specified in this article.

3. The Leased House shall be used for office purpose; the Lessee may not use the Leased House for any purpose other than office.

4. The Lessee has conducted on-site survey to the Leased House and confirms that the Leased House meets the Lessee’s use requirements; the Leased House passes quality inspection, and the Lessee agrees to rent the Leased House “as is”.

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II. Lease Term

1. The lease term shall be 3 years from April 1, 2022 (hereinafter referred to as “State Date of Lease”) to March 31, 2025, 36 months in total (hereinafter referred to as “Expiry Date of Lease Term”).

2. The Lessor shall deliver the Leased House to the Lessee before the start date of lease. At the time of delivery, the authorized representatives of the Parties shall sign house delivery form.

III. Rental and Lease Deposit

1. Rental: the rental shall be RMB 30 Yuan/m 2 every month; the monthly rental of the leased house shall be RMB 5,880 in total.

2. Payment for rental: the Lessee shall pay rental every three months. Initial rental shall be paid within 5 days after the signing of this Contract; thereafter, the Lessee shall pay the rental of each period within the first 5 days of the first month of such period.

3. Lease deposit: the Lessee shall within ten days after the date of signing of this Contract, pay RMB 17,640.00 to the Lessor as lease deposit. Upon the expiration of the lease term or the early dissolution of this Contract, the Lessor shall refund the aforesaid lease deposit to the Lessee without interest within ten days after the Lessee has paid up all rental and other expenses and return the Leased House to the Lessor in good condition. If the Lessor deducts relevant expenses from the lease deposit according to this Contract, the Lessee shall make up the lease deposit within 5 days.

4. Rental and lease deposit shall be paid by T/T. The Lessee shall fully pay rental and lease deposit to the following account of the Lessor as scheduled:

Account Name: Tianjin Youdatong Operation Management Co., Ltd.

Opening Bank: Agricultural Bank of China Tianjin Wuqing Development Zone Sub-branch

Account No.: 02061601040040728

Bank No. of large amount payment: 103110006163

IV. Repair and Maintenance of the Leased House

The Lessee shall repair and maintain the interior non-structural parts of the Leased House, including floor, indoor wall whitewashing or other decoration or painting of walls and floors, the fixed devices that are owned by the Lessor, other additions, doors and windows, power equipment and pipes, and the equipment and facilities provided to the Lessee, and shall keep them in good, clean and rentable state, and shall keep the Leased House intact.

V. Renewal

1. Provided that the Lessee does not breach any provision of this Contract, the Lessee enjoys the priority to continue renting the Leased House after the expiration hereof; however, the rental of renewal shall be otherwise agreed by the Parties according to market price.

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2. If the Lessee intends to exercise the priority of renewal, it shall send written request for renewal to the Lessor at least three months prior to the expiration hereof. Otherwise, the Lessee will be deemed as waiving up the priority, and the Contract will be terminated upon expiration, without further notice.

3. After the Lessor has received the written request for renewal from the Lessee, the Parties shall sign a new contract one month before the expiration hereof. If the Parties fails to sign a new contract, this Contract shall be terminated upon expiration, and the Lessor has the right to lease the Leased House to a third person.

VI. Rights and Obligations

1. During the lease term, the Lessor shall provide water supply, heating and other supporting facilities to the Lessee; the supply method, supply volume and relevant use fee shall be specified in the special contract otherwise signed by the Lessee and each supply company.

2. During the lease term, the Lessor shall provide power facilities to the Lessee, and relevant use fee shall be assumed by the Lessee. The Lessor will charge use fee according to the electric power consumption of the Lessee and the charging standards as specified by the country; the Lessee shall on the 1st to 5th day of each month, fully pay the electricity charges to the Lessor’s designated account.

3. During the lease term, the property management fee shall be RMB 2 every square meters of building area per month. The Lessee shall otherwise sign property service contract with property management company. The payment time and method of property service fee shall be subject to the relevant stipulations of property management company and the provisions of such contract.

4. During the lease term, the Lessor permits the Lessee to reconstruct and decorate the interior of the Leased House in part, provided that such reconstruction and decoration made by the Lessee shall not damage the load-bearing walls, main structure or safety of the Leased House. However, the Lessee must submit reconstruction and decoration scheme in advance, and may implement such scheme after obtaining written consent from the Lessor. If the Lessee is required to obtain approval from power, safety, fire fighting, health, construction departments, it shall also obtain examination and approval from relevant competent department in advance. Upon the expiration of the lease term or the early dissolution of this Contract, the movable equipment and facilities added by the Lessee may be removed and taken away by the Lessee, but may not damage the Leased Plant; otherwise, the Lessee shall compensate for the losses arising therefrom or restore the Leased House to its original state; the ornaments and decorations that have been attached to the Leased Plant shall be owned by the Lessor without compensation. In no event should the Lessor pay any compensation or indemnification to the Lessee.

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5. If the Lessee needs to release advertisement (such as neon light, light box and signboard, etc.) on the top, exterior, front wall of the Leased House, the Lessee shall obtain the prior written consent from the Lessor, and apply to the relevant governmental department for advertisement procedures, and the Lessee shall assume the responsibilities and obligations arising therefrom and ensure the safety and lawfulness of such advertisement board. The Lessee shall resolve the personal injury/death, property loss or controversy with neighboring party due to means of advertising, and shall fully assume the liability of compensation. The Lessee may handle return procedures provided that the Lessee shall properly resolve the matters relating thereto according to the Lessor’s requirements prior to the expiration of the lease term or the dissolution of this Contract; otherwise, the lease deposit will not be refunded.

6. The Lessee shall strictly comply with the public order of Wuqing Development Zone, and the management regulations in terms of environmental protection, hygiene, fire fighting, safety, land management, construction, etc.; the Lessee shall cooperate with the safety supervision and examination of relevant governmental department and the Lessor during the lease term. During the lease term, the Lessee shall be the first responsible person in respect of the safety management of the Leased House.

7. The Lessor has the right to inspect the leased house by itself or by employing a third party from time to time; however, such inspection may not impact the normal operation of the Lessee; the Lessee shall give assistance, and may not obstruct without good cause. In respect of the hidden danger found by the Lessor, the Lessee shall rectify according to the Lessor’s stipulations. If the Lessee refuses to rectify, the Lessor has the right to report such hidden danger to relevant safety supervision department, and take measures to prevent the hidden danger from expanding, such as stopping the supply of water, electricity, etc., and the Lessee shall assume all losses suffered by the Parties and third party therefore.

8. Without the permission of relevant competent department, the Lessee may not use, transport or store dangerous chemicals, flammables and explosives, dangerous articles, prohibited articles, etc. in the Leased Plant; otherwise, the Lessor has the right to unilaterally dissolve this Contract, and all losses and responsibilities arising therefrom shall be assumed by the Lessee, and the remaining rental and lease deposit will not be refunded.

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VII. Liabilities for Breach

1. If the Lessee fails to pay any rental, lease deposit, electricity charges or any other payables as scheduled, no matter for what reason, the Lessee shall, in addition to paying the arrears, pay a penalty to the Lessor at the rate of 0.5% of the amount that is late per day of delay, except as otherwise stated herein.

2. During the lease term, in case of any of the following events, the Lessor has the right to unilaterally dissolve this Contract:

(1) The Lessee fails to actually receive the Leased House and handle corresponding procedures within 30 days after the start date of lease, or the Lessee has received the Leased House but fails to actually conduct operating activities within 90 days after the start date of lease;

(2) The Lessee conducts illegal operating activities in the Leased House and is punished by market regulatory department, tax authority, environmental protection department, safety supervision department or other governmental department;

(3) The Leased House or any things therein are sealed up by the people’s court or other department due to the Lessee’s lawsuit or arbitration case;

(4) Due to the execution case against the Lessee, the Lessor has to assist in the execution and sustains losses therefore;

(5) The Lessee fails to pay any rental, lease deposit, electricity charges or any other amount for more than 30 days of delay;

(6) The Lessee changes the purpose of the Leased House without the written consent of the Lessor;

(7) The Lessee subleases, provides or permits any third person to use, the Leased House without the written consent of the Lessor;

(8) If the Lessee breaches of this Contract on purpose, and fails to take remedial measures or breaches of this Contract again after the receipt of the reasonable notice from the Lessor.

3. In case of the circumstance as set forth in the aforesaid Clause 2 or if the Lessee unilaterally dissolves this Contract during the lease term, the Lessee shall not only pay the rental, expenses, compensation indemnification that are due and payable hereunder, but also pay a penalty that is equal to the amount of the lease deposit to the Lessor in respect of the early dissolution of this Contract due to the breach of the Lessee. The Lessor has the right to deduct with the lease deposit having been paid by the Lessee; if the lease deposit is insufficient to offset, the Lessor has the right to recover the insufficiency.

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4. On the expiry/termination date or early dissolution date of this Contract, the Lessee shall immediately empty the Leased House and return it to the Lessee in good condition. If the Lessee fails to return the Leased House as scheduled, it shall pay occupancy fee to the Lessor at 2 Yuan/m 2 per day of delay. Meanwhile, the Lessor has the right to take back the Leased House; at that time, any things left in the Leased House will be deemed as given up by the Lessee, and the Lessor has the right to dispose of such things in its sole discretion, and the expenses and losses arising therefrom shall be assumed by the Lessee.

5. If any third party interest is damaged due to non-performance or breach of this Contract by the Lessee or due to the responsibility of the Lessee, the Lessee shall compensate for any losses as suffered by the Lessor therefore.

6. If during the lease term, the Lessee cannot use the Leased House for office purpose due to the failure of the Lessor to perform any provision of this Contract, the Lessor shall exempt the Lessee from the rental of corresponding period.

7. If the Lessee violates the laws and regulations in terms of environmental protection, hygiene, fire fighting, safety, land management, construction, emergency management, etc. and the relevant management regulations of Wuqing Development Zone, the Lessor has the right to require the Lessee to rectify within the specified time; if the Lessee refuses to rectify, the Lessor has the right to cancel all preferential policies and support reward given to the Lessee.

8. If upon the expiration of the lease term or the early dissolution of this Contract, the Lessee fails to settle up any rental or other payables or fails to return the Leased House according to the specified time and standards, the Lessor enjoys the right of lien in respect of all things of the Lessee in the Leased House. The Lessee shall perform the specified duties within thirty days after the expiration of the lease term or the early termination of this Contract; otherwise, the Lessor has the right to obtain compensation from the price of auctioning or selling off the properties under lien, and expenses arising from auctioning or selling off the properties under lien shall be assumed by the Lessee. If it is insufficient to discharge arrears, the Lessor has the right to recover the insufficiency from the Lessee.

VIII. Force Majeure

If either party hereto suffers any losses due to war, earthquake, typhoon, natural disaster or other force majeure event, such party shall assume such losses itself. If the house is damaged and cannot be continuously used therefore, this Contract shall be dissolved. The Lessor shall refund the rental and lease deposit paid by the Lessee without interest after the Parties have settle up rental and other expenses.

IX. Dispute Resolution

Any dispute arising during the signing or performance of this Contract shall be settled by the Parties through negotiation; in case negotiation fails, either party hereto may lodge a suit to the people’s court of the place where the Leased House is located.

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X. Confirmation of Address for Service

1. Any notice sent hereunder shall be delivered to the other party’s address first written above. If either party hereto changes the address, it shall notify the other party three days prior to change; otherwise, the notice sent to the aforesaid address will be deemed as being served as follows: if sent by registered letter, the notice will be deemed as being served on the seventh day after being posted; if sent by express, the notice will be deemed as being served on the third day after being posted; if sent in person, the notice will be deemed as being on the day when the attention signs off.

2. The Parties agree that the address first written above should be taken as the address for service of the summons, notice or other legal instruments of the people’s court in case of any lawsuit (including the first instance, second instance, retrial, preservation, and execution stages). Any notice sent to the address first written above will be deemed as being served.

XI. Miscellaneous

1. For any matter not covered herein, the Parties may sign supplementary agreement through negotiation; such supplementary agreement shall bear the same legal force as this Contract.

2. This Contract shall become effective upon being signed by the legal representatives or authorized representatives of the Parties and stamped with official seal or special contract seal.

3 This Contract is made in four original, two for each party hereto.

(No Text Below)

Party A (Seal):

Legal Representative or Authorized Representative (Signature):

Party B (Seal):

Legal Representative or Authorized Representative (Signature):

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